Exhibit 14.1
TRI-ISTHMUS GROUP, INC.
CORPORATE CODE OF BUSINESS CONDUCT AND ETHICS
FOR DIRECTORS, EXECUTIVE OFFICERS, AND EMPLOYEES
ADOPTED: April 22, 2008
I. PURPOSE AND ROLE
Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), requires its Board of Directors (the “Board”), officers, and employees to apply high ethical, moral and legal principles in every aspect of business conduct. The Company seeks a continued commitment to ethical business practices and regulatory compliance. This Corporate Code of Business Conduct and Ethics (the “Code”) of the Company and its affiliates is intended to focus the Company’s Board, management and employees on areas of ethical risk, provide guidance to help them to recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. This Code is also designed to establish the policies and appropriate standards concerning business conduct, responsibilities and conflicts of interest. In this regard, the Company’s directors, officers and employees share certain responsibilities, but each is accountable for conducting the Company’s business with integrity and operating in compliance with applicable laws, rules and regulations.
This Code applies to the Board, the Chief Executive Officer, the President, the Chief Operations Officer, the Chief Financial Officer, each financial or accounting officer at the level of the principal accounting officer or controller, and all other Section 16 reporting executive officers (the “Executive Officers”), and all employees of the Company.
II. POLICIES
A.	Related Party Transactions and Conflicts of Interest
The Company seeks to avoid related-party transactions and conflicts of interest, as well as the appearance of conflicts, where practicable. A “Related Party Transaction” is a business transaction, or a series of similar transactions, to which the Company was or is to be a party and in which a Director, Executive Officer or employee had, or will have, a direct or indirect material interest. A “Conflict of Interest” occurs when the private investments, business affairs or financial interests of a Director, Executive Officer or employee, or such person’s immediate family, interfere with the interests, assets, or business of the Company as a whole. These situations include, but are not limited to:
a.	Ownership by a Director, Executive Officer or employee, or a family member of a Director, Executive Officer or employee, of a significant financial interest in any outside enterprise which does, or seeks to do, business with or compete with the Company;
b.	Serving as a director, officer, partner or consultant, or in any other key role, in an outside enterprise which does, or seeks to do, business with or compete with the Company;

c.	Any other arrangement or circumstance, including family or other personal relationships, which might dissuade a person from acting in the best interest of the Company;
e.	The receipt of a personal benefit by a Director, Executive Officer or an employee as a result of his position with the Company; and
f.	Acting as a broker, finder, or other intermediary for the benefit of a third party in transactions involving the Company or its interest.
If a Director, Executive Officer or employee believes a transaction or a situation may be a related-party transaction or conflict of interest, the matter must be fully and promptly disclosed prior to its occurrence in accordance with the procedures set forth in Section III.A (“Procedure to Report Potential Conflicts”) of this Code.
B.	Corporate Opportunities
This Code prohibits: (1) taking personally, participating in, diverting to others or investing in on a personal basis, any business or investment opportunities that a Director, Executive Officer or employee discovers through the use of corporate property, information or position or that are discovered or disclosed in the course of the Company’s business, (2) using Company property, information or position for personal gain, and (3) competing with the Company. Directors, Executive Officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.
If a Director, Executive Officer or employee believes a transaction or a situation may violate this Section II.B, the matter must be fully and promptly disclosed prior to its occurrence in accordance with the procedures set forth in Section III.A of this Code.
C.	Confidentiality
Confidentiality is essential to the Company’s business. Directors, Executive Officers and employees of the Company should maintain the confidentiality of information entrusted to them by the Company or its subsidiaries, except when disclosure is authorized by the Company’s outside counsel, Kirkpatrick & Lockhart Preston Gates Ellis, LLP (the “Outside Counsel”), or required laws, regulations, or legal proceedings. Confidential information (including business strategies, pending contracts, financial information, personnel information, fund shareholder lists, or any other nonpublic information) may not be given or released without proper authority to anyone not employed by the Company, or to any employee whose position does not require access to the information in the normal course of business. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company, its subsidiaries or customers, if disclosed. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, every employee should have executed a Confidentiality Agreement when he or she began his or her employment with the Company.

D.	Fair Dealing
Each Director, Executive Officer and employee of the Company should endeavor to deal fairly with the Company’s stockholders, vendors, competitors, employees and others having material business dealings with the Company. The Company seeks competitive advantages through superior performance and products, never through unethical or illegal business practices. No one should attempt to take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of facts, fraud, illegal activity, or any other practice of unfair dealing. Notwithstanding the foregoing, this Code does not, and should not be construed to, alter the relationship between the Company and its employees, create a contract or agreement of employment for a term or otherwise alter the at-will nature of the employment relationship, and does not, and should not be construed to, create a common law duty of good faith and fair dealing.
E.	Insider Trading
Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except to conduct or assist in conducting the Company’s business. All non-public information about the Company shall be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical, but also illegal. In order to assist with compliance with the laws against insider trading, the Company has adopted an Insider Trading Policy, attached as Exhibit A to this Code, governing employees’ trading in securities of the Company. This policy has been distributed to, and receipt thereof must be acknowledged in writing by, every employee.
F.	Protection and Proper Use of Company Assets
All assets of the Company, including its proprietary information, should be used for legitimate business purposes only. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Directors, Executive Officers and employees should protect the Company’s assets and seek to ensure the proper use of the Company’s and its subsidiaries’ property, electronic communication systems, proprietary information, information resources, materials, facilities and equipment. All assets should be used and maintained with reasonable care and respect, guarding against unauthorized use or removal, waste, abuse and criminal acts. Directors, Executive Officers and employees should be cost-conscious and alert to opportunities to improve performance while reducing costs. All assets of the Company should be used for legitimate business purposes only.

G.	Compliance with Laws, Rules and Regulations
Directors, Executive Officers and employees of the Company will conduct the business of the Company in accordance with all applicable laws, rules and regulations, and shall comply with applicable policies and procedures of the Company, including this Code. The Company does not seek to gain any advantage through the improper use of business courtesies or other inducements.
H.	Employees Dealing with Government Agencies
Employees dealing with government agencies should be particularly alert to any agency rules limiting or prohibiting gifts or other favors. The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules not only violates Company policy but also could be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s Outside Counsel can provide guidance to you in this area.
I.	Reporting of Illegal or Unethical Behavior
Directors, Executive Officers and employees of the Company who suspect or know of violations of this Code have an obligation to report illegal or unethical business or workplace conduct by Directors, Executive Officers or employees in accordance with the procedures set forth in Section III.B (“Procedure to Report Violations or Suspected Violations”) of this Code.
J.	Financial Statements and Other Records
All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.
Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult Outside Counsel.

K.	Public Company Reporting
The information in the Company’s public communications, including SEC filings, must be complete, fair, accurate, timely and understandable. All Directors, Executive Officers and employees of the Company are responsible for acting in furtherance of this policy. In particular, Directors and Executive Officers are required to maintain familiarity with the disclosure requirements applicable to the Company commensurate with their duties and are prohibited from knowingly misrepresenting, omitting or causing others to misrepresent or omit, material facts about the Company to others, whether within or outside the Company, including the Company’s independent auditors. In addition, any Director, Executive Officer or employee who has a supervisory role in the Company’s disclosure process has an obligation to discharge such supervisory responsibilities in good faith and in the Company’s best interests.
L.	Accounting
It is the policy of the Company to comply with all financial reporting and accounting regulations. If any Director, Executive Officer or employee of the Company has concerns or complaints regarding questionable accounting or auditing measures of the Company, he or she is required to submit such concerns or complaints to the Audit Committee. If any Director, Executive Officer or employee of the Company has unresolved concerns or complaints regarding questionable accounting or auditing measures of the Company, then he or she is encouraged to submit those concerns or complaints to Outside Counsel.
1. Disclosure
Accurate and transparent reporting of financial results (both internally and externally) is critical to maintaining the Company’s standards. The Company maintains a separate but integral outline of procedures and standards that are maintained to ensure full and accurate reporting for internal use and for proper disclosure to investors.
2. Committees
An Audit Committee, composed entirely of independent members of the Board, meets at least quarterly to oversee the Company’s outside auditors and to assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls over financial reporting and financial statements and reports of the Company. The Audit Committee Charter is attached as Exhibit B to this Code.
A Compensation Committee, composed of at least two (2) independent directors of the Board, meets at least annually to determine, or recommend to the Board for its determination, the compensation of the Company’s Chief Executive Officer and the Company’s other Executive Officers to ensure that the Executive Officers are fairly compensated based upon their performance and contribution to the Company. In addition, the Compensation Committee produces an annual report on executive compensation for inclusion in the Company’s proxy statement filed with the Securities and Exchange Commission, in accordance with applicable rules and regulations. The Compensation Committee Charter is attached as Exhibit C to this Code.

M.	Discrimination and Harassment
The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.
N.	Health and Safety
The Company strives to provide each employee with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees should report to work in a condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated.
O.	Political Contributions
The making of contributions from corporate funds or other assets to or for the benefit of a political party, political committee or other political organization or to or for the benefit of a candidate for political office, even if lawful, is prohibited unless specifically authorized by the Board. Contributions include financial and non-financial donations. Directors, Executive Officers, and employees may not make any contributions to political parties or candidates on behalf of the Company without prior authorization from the Board. Private donations may not imply that they are acting on behalf of the Company.
III. COMPLIANCE STANDARDS AND PROCEDURES
The Company is committed to operating its business in accordance with the highest level of integrity and ethical standards. Should an improper practice or irregularity occur, the company will make necessary corrections, take remedial action to prevent recurrence and make timely and appropriate disclosure to the proper authorities. This Code is designed to provide a method for Directors, Executive Officers and employees to report conduct that they know or suspect violates this Code. The Company strongly encourages participation by all employees in this effort.
If actions have taken place, may be taking place, or may be about to take place that violate any law, rule or regulation or any provision of this Code, it must be disclosed in accordance with the following procedures:
A.	Procedure to Report Potential Conflicts
The Company requires disclosure of any potential related-party transaction, conflict of interest or the taking of a corporate opportunity as described in Sections II.A and B. If a Director or Executive Officer believes that a transaction or a situation may be a related-party transaction, a conflict of interest or the taking of a corporate opportunity, the matter must be brought to the attention of the Board of Directors for a determination as to whether such matter violates the intent and purpose of this Code. If an employee believes that a transaction or a situation may be a related-party transaction, conflict of interest or the taking of a corporate opportunity, the matter must be disclosed to his or her immediate supervisor for a determination as to whether such matter violates the intent and purpose of this Code. In reviewing a matter, the reviewing party may report it to the next level of management and to the Outside Counsel, or where appropriate, to the Board. If the individual(s) to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the Executive Officer, Director or employee may contact Outside Counsel. Any failure to timely and accurately report any such transaction or matter shall be a violation of this Code.
B.	Procedure to Report Violations or Suspected Violations
1.	If an individual suspects or has knowledge of misconduct or a violation of this Code, the matter shall be brought to the attention of the Chief Executive Officer, unless the disclosing individual in good faith believes the Chief Executive Officer is unable to objectively investigate the matter, then to the Director of Human Resources, unless the disclosing individual in good faith believes the Director of Human Resources is unable to objectively investigate the matter, then to Outside Counsel.
2.	All reported violations or suspected violations will be investigated under the direction and oversight of Outside Counsel or the Human Resources Department, as appropriate (the “Investigating Party”). The Investigating Party may engage employees of the Company and outside legal, accounting and other advisors, as appropriate, to conduct an investigation of the report.
3.	When reporting misconduct or suspected misconduct, the reporting individual must disclose his or her identity in order to facilitate the Company’s ability to take appropriate steps to address the report, including conducting an investigation. The Company will exercise care to keep the identity of any reporting person confidential and privileged subject to applicable law, unless confidentiality is incompatible with a fair investigation, there is an overriding reason for identifying or otherwise disclosing the identity of such person or disclosure is required by law, such as where a governmental entity initiates an investigation of allegations contained in the complaint. Furthermore, the identity of a reporting person may be disclosed if it is reasonably determined that a complaint was made maliciously or recklessly.
4.	Any individual involved in any capacity in an investigation of a possible violation of any law, rule or regulation, or any provision of this Code should maintain the confidentiality of the investigation and should not discuss the subject matter of the investigation with anyone other than those participating in the investigation, unless required by law or when seeking their own legal advice, if necessary.

5.	Following each investigation, prompt and appropriate remedial action will be taken as warranted in the judgment of the Investigating Party, with input from the Chief Executive Officer or the Director of Human Resources, as appropriate.
6.	In the event of a violation of the law or any applicable regulation, the violation may be reported to the appropriate law enforcement authorities, and will be reported if required by applicable law.
C. Consequences of Failure to Comply
If a Director, Executive Officer or employee violates this Code, fails to properly report a violation of this Code, intentionally submits a false report, or withholds relevant and material information concerning violations of this Code, he or she will be subject to discipline, up to and including dismissal. The discipline imposed will vary depending on the nature, severity, and frequency of the violation, as well as the status of the person involved. The following disciplinary actions may be imposed, as appropriate:
a. Verbal Warning;
b. Written Warning;
c. Written Reprimand;
d. Probation;
e. Suspension; and/or
f. Termination or Removal.
Offenders may also be subject to criminal prosecution and civil liability, including paying the Company or other injured parties for their loss.
IV. AMENDMENT, MODIFICATION, AND WAIVER
This Code may be amended or modified by the Board of Directors of the Company. Waivers of this Code may only be granted on the recommendation of the Board or a committee of the Board with specific delegated authority. Waivers will be disclosed to shareholders as required by the Securities Exchange Act of 1934 and the rules thereunder and the applicable rules of the Nasdaq Stock Market, or such other exchange on which the Company’s securities are then listed or quoted.
V. NON-RETALIATION
No employee may be retaliated against for reporting in good faith to the Company in accordance with this Code any suspected misconduct or violation of this Code. Any employee who believes he or she has been retaliated against, or threatened with retaliation, should inform the Chief Executive Officer or the Director of Human Resources immediately. Directors, Executive Officers or employees who violate this non-retaliation policy will be subject to discipline. Individuals are expected to act responsibly and ethically in reporting under this Code. Directors, Executive Officers and employees must not use this Code or any of its procedures in bad faith or in a false or frivolous manner.

VI. CERTIFICATION
All Directors, Executive Officers and employees shall be required to certify as to their receipt and understanding of this Code, and their intent to comply herewith. Each employee shall reconfirm in writing his or her understanding of the Code each year.

CERTIFICATE OF COMPLIANCE
I acknowledge that I have received and read The Corporate Code of Business Conduct and Ethics.
I agree to abide by the provisions of the Code while employed by the Company, and will not use any confidential or proprietary information after I leave the Company. I also understand that signing this Certificate of Compliance and complying with the Code does not guarantee my continued employment or alter my status as an at-will employee.

LAST NAME (Please Print)	FIRST NAME	MI

SOCIAL SECURITY NUMBER	DEPARTMENT NAME

SIGNATURE	DATE
Please return this Certificate as instructed by the Company.

EXHIBIT A
INSIDER TRADING POLICY

TRI-ISTHMUS GROUP, INC.
INSIDER TRADING POLICY
ADOPTED: April 22, 2008
Overview
Under the U.S. Federal Securities laws, it is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of Material Non-Public Information (as that term is defined in Section C.3, below). It is also illegal to communicate, or “tip”, Material Non-Public Information to others so that they may trade in securities on the basis of that information. The Securities and Exchange Commission (the “SEC”), which oversees and enforces the federal securities laws, and the Justice Department have been vigorously pursuing violations of federal securities law which prohibit the use of Material Non-Public (“Inside”) Information in connection with the purchase or sale of securities. These illegal activities are commonly referred to as “insider trading.”
Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), has adopted this Insider Trading Policy (the “Policy”) to provide guidelines to its Board of Directors, Executive Officers, employees, consultants and contractors with respect to transactions in the Company’s securities. The objective of the Policy is to help prevent any actual or apparent impropriety, either of which could lead to allegations of insider trading and the potential for significant liability on the part of any implicated parties. This Policy does not replace your responsibility to understand and comply with insider trading laws.
Compliance with this Policy is of the utmost importance to you and the Company. If you have any questions about any of the matters discussed in this Policy, a particular transaction or insider trading laws generally, please contact the Company. Advice from the Company should not be regarded as investment advice or as a guarantee that your transaction will not violate insider trading laws. You are ultimately responsible for compliance with the Policy and all applicable law.
The Company takes its obligations under the securities laws very seriously, and any violation or suspected violation of this Policy or any other Company policy could subject you to disciplinary action, up to and including termination of employment for cause.
Why Compliance is Important
The consequences of insider trading violations can be severe:
Individuals. Individuals who trade on Inside information (or tip Inside information to others, who are commonly referred to as “tipees”) may be subject to:
A civil penalty of up to three times the profit gained or loss avoided as a result of the unlawful purchase, sale or communication;
A criminal fine of up to $5 million; and
A jail term of up to twenty (20) years.

It is important to note that these penalties apply whether or not the individual derives any benefit from trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority (“FINRA”) use sophisticated electronic surveillance techniques to uncover possible insider trading. In addition, any violation or suspected violation of this Policy could subject you to disciplinary action, up to and including termination.
The Company and Executive Officers. The Company and Executive Officers that fail to take appropriate steps to prevent insider trading can be subject to:
A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the Company’s or Executive Officer’s violation; and
A criminal penalty of up to $25 million.
Additionally, if an employee violates this Policy, the Company may impose sanctions, including termination.
Statement of Policy.
Covered Transactions. This Policy applies to all transactions in the Company’s securities, including common stock, convertible stock, stock options and any other securities the Company may issue from time to time, as well as to derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange-traded options (e.g., put options and call options). Transactions that may be necessary or justifiable for independent reasons, personal or otherwise (such as the need to raise money in an emergency), are not an exception to this Policy.
Covered Persons. This Policy applies to all officers, employees, consultants and contractors of the Company and its subsidiaries and all members of the Company’s Board of Directors, including individuals living in such persons’ households or individuals whose security transactions are directed or influenced by such persons (each an “Insider” and collectively, “Insiders”). You are responsible for ensuring that all members of your household comply with this Policy.
Any Insider who possesses Material Non-Public Information regarding the Company or its subsidiaries remains subject to the restrictions contained in this Policy until such information has been publicly announced by the Company, even after an Insider’s employment or other relationship with the Company has ended.
Definition of Material Non-Public Information. “Material Non-Public Information” is a flexible term, and its definition will depend on the particular circumstances of each situation. In general, you should assume that all information about the Company that you receive from any source (whether in the course of your service to the Company or otherwise) is “non-public” unless you are certain that the information has been publicly disclosed for a sufficient time. You should not regard information as having been publicly disclosed unless you can point specifically to some public disclosure document or press release that includes the information. No transaction in Company securities may take place for two (2) full trading days after disclosure of Material Non-Public Information by the Company.

Examples of Material Non-Public Information. Examples of Material Non-Public Information include, but are not limited to:
Financial results and financial forecasts or changes therein;
Sales and revenue levels;
Significant new product developments;
Significant new contracts or other agreements;
Gain or loss of a substantial customer or supplier;
Significant strategic relationships;
Changes in dividend policy;
Possible mergers, acquisitions, joint ventures and other purchases, sales or investments in companies or other entities;
Purchase or sale of significant assets, including divestitures and acquisitions of a product line or division;
Significant expansion or curtailment of operations;
Major financing developments, including establishment of bank lines and offering of additional debt or equity securities;
Changes in senior management or the Company’s Board of Directors;
Declaration of a stock split or stock dividends, or adoption of or changes to a stock repurchase program and the timing of repurchases under such a program;
Litigation developments; and
Claims made by or against the Company.
Prohibited Trades and Activity by Insiders. Insiders MAY NOT:
Trade in Company securities while in possession of Material Non-Public Information regarding the Company (whether or not a Trading Blackout Period (as that term is described in Section C.6, below) is in effect);
Trade in Company securities during any Trading Blackout Period;
Trade in securities of another company, including any of the Company’s customers, vendors, suppliers or other company with which the Company has a business relationship (“Business Partners”), at any time while in possession of Material Non-Public Information regarding that company. Note also that the Company’s Corporate Code of Business Conduct and Ethics for Directors, Executive Officers and Employees (the “Code of Ethics”) prohibits Insiders from acquiring financial interests in other companies if ownership would constitute a conflict of interest;
Tip Material Non-Public Information to any other person;

Make recommendations or express opinions regarding the securities of the Company or its Business Partners on the basis of Material Non-Public Information;
Hold Company securities in a margin account or, without prior approval from the Company, pledge Company securities to secure loans;
Engage in short selling; or
Write or purchase call or put options of any kind on the Company’s securities.
Trading Blackout Periods. The purpose behind the Trading Blackout Periods is to help establish a diligent effort to avoid any improper transaction. It should be noted that even when no Trading Blackout Period is in effect, any person possessing Material Non-Public Information about the Company should not engage in any transaction until such information has been disclosed publicly for at least two (2) trading days.
Pre-Earnings Blackouts. Because of the particular sensitivity of trading in Company securities near the end of each fiscal quarter, the Company imposes, and Insiders must comply with, the following regular Trading Blackout Periods:
The four pre-earnings Trading Blackout Periods begin on March 31st, June 30th, September 30th and December 31st of each year, and end when two (2) full trading days have passed on the Nasdaq Stock Market (the “Nasdaq”) or such other exchange on which the Company’s securities are then listed or quoted, after the Company announces its results for the preceding fiscal period. If the last day of the month falls on a weekend, the pre-earnings Trading Blackout Period will start at the close of business on the last trading day prior to the weekend. Assuming the Nasdaq is open each day, below is an example of when you can trade:

Announcement on Monday	First Day You Can Trade

Before Market Opens	Wednesday
When Market is Open	Thursday
After Market Closes	Thursday
Director-Level Employees and Above. Members of the Company’s Board of Directors, those Insiders that are director-level and above, and any additional Insiders designated from time to time by the Chief Executive Officer may not trade in the Company’s securities during each fiscal quarter for the period beginning on the first day of the last month of the fiscal quarter and ending at the close of business on the second full trading day after the Company’s quarterly earnings release.
All Other Insiders. All other Insiders may not trade in the Company’s securities during each fiscal quarter for the period beginning on the 15th day of the last month of the fiscal quarter and ending at the close of business on the second full trading day after the Company’s earnings release for that quarter.

Transactional or Other Blackouts. The Company reserves the right to impose a Trading Blackout Period from time to time on specified groups of Insiders when, in the judgment of the Chief Executive Officer, a Trading Blackout Period is warranted. Though these Trading Blackout Periods generally will arise because the Company is (or may be) involved in a material transaction, they may be declared for any reason. If a Trading Blackout Period is declared, those Insiders to whom it applies will be notified.
Exceptions. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money in an emergency) are not an exception to the Trading Blackout Periods. However, the following exceptions will apply to Trading Blackout Periods:
“Exercise and Hold” transactions involving the exercise of stock options for cash under the Company’s stock option plans (however, any shares acquired must be held until the Trading Blackout Period has expired); and
The purchase of stock through the Company’s employee option plans or other similar plans (however, any shares acquired must be held until the Trading Blackout Period has expired. The transactions must be effected pursuant to a previously established contract, plan or instruction that satisfies the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, and the contract, plan or instruction pursuant to which the transaction is effected must comply with all policies and procedures established by the Company and must be acknowledged in advance by our outside legal counsel).
Pre-Clearance Requirement. Certain Insiders must contact our outside legal counsel, K&L Gates, to obtain “pre-clearance” at any time prior to transacting in Company securities. This pre-clearance requirement is designed to help minimize the risks of trading on Material Non-Public Information and the possible appearance of impropriety sometimes associated with activity by senior Insiders. The following individuals are subject to this pre-clearance requirement:
Directors and Executive Officers. All members of the Company’s Board of Directors and all Executive Officers must pre-clear their transactions with our outside legal counsel, both during their tenure at the Company and for six (6) months after their relationship with the Company terminates.
Direct Reports to Chief Executive Officer & President. Those Insiders that report directly to the Chief Executive Officer or President must pre-clear their transactions with our outside legal counsel, both during their tenure at the Company and for six (6) months after their relationship with the Company terminates.
Other Restricted Insiders. From time to time we will notify other Insiders that they are subject to the pre-clearance requirement if we believe that, in the normal course of their duties, they are likely to have access to Material Non-Public Information. Some typical examples of Insiders subject to pre-clearance by virtue of their jobs and responsibilities are members of senior management and their administrative staff, and members of the legal, investor relations, finance and business development departments.

Unauthorized Disclosure. Generally, when a public company discloses Material Non-Public Information, it must provide broad, non-exclusionary public access to the information. Violations of these rules can result in SEC enforcement actions, potentially resulting in injunctions and severe monetary penalties.
Due to these and other considerations, Insiders, other than executive management, are not authorized to communicate with the news media, securities market professionals (such as investment analysts) or the Company’s stockholders. All inquiries from such persons should be directed to the Chief Executive Officer or the Chief Financial Officer.
Special Obligations of Board of Directors and Executive Officers. Executive officers and members of the Company’s Board of Directors must also comply with the reporting obligations and limitations on “short-swing” transactions imposed by U.S. federal securities laws. These rules require such individuals to report their transactions in Company securities to the SEC within two (2) days from the execution date and prohibit “matching” purchases and sales of the Company’s securities made within a six (6) month period. Additional information on these obligations is provided separately to the individuals to whom they apply and any questions should be directed to the Chief Executive Officer.
Information of Other Companies. Material Non-Public Information about another public company doing business with the Company that was obtained in the course of your employment at the Company shall not be revealed to any other person, and securities of such public company shall not be purchased or sold when the purchaser or seller knows of Material Non-Public Information.
Tipping. Whether proprietary information about the Company or information that could have an impact on the Company’s stock price, Directors, Executive Officers and employees must not tip Material Non-Public Information to others. The penalties described in Section B above apply to tippers whether or not the tipper derives any independent benefit from someone else’s actions.
SIGNATURE
By signing my name below, I certify that I have read and understand the Company’s Insider Trading Policy and I agree to comply with the terms thereof.

Signed:

Print Name:

Date:

EXHIBIT B
AUDIT COMMITTEE CHARTER

TRI-ISTHMUS GROUP, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ADOPTED: April 22, 2008
PURPOSE
The Audit Committee is appointed by the Board of Directors (the “Board”) of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), to assist the Board in fulfilling its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors (the “Outside Auditors”) in preparing and issuing an audit report and performing other audit or review-related services for the Company (the “Audit Services”). The Audit Committee also assists the Board in monitoring (a) the integrity of the financial reporting process, (b) systems of internal controls over financial reporting and financial statements and reports of the Company, and (c) the Company’s compliance with legal and regulatory requirements.
The requirements in this Audit Committee Charter (this “Charter”) are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity and is not to imply or require a detailed review of the work performed by the Outside Auditors unless specific circumstances are brought to its attention warranting such a review. The Audit Committee should expect that (a) management of the Company and the Outside Auditors have the responsibility to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations, and (b) management of the Company has the responsibility to ensure the Company’s compliance with applicable legal and regulatory requirements.
The Audit Committee has the power and authority to conduct any investigation it deems appropriate in fulfilling its responsibilities, and has direct access to the Outside Auditors and the persons overseeing the financial reporting process for the Company, as applicable, as well as anyone else in the Company. The Audit Committee may retain, at the Company’s expense and without separate Board approval, outside legal, accounting or other advisors it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Outside Auditors for the purposes of performing Audit Services for the Company and also to any other advisors employed by the Audit Committee.
COMMITTEE MEMBERSHIP
The number of directors constituting the Audit Committee shall be fixed from time to time by the Board, but in no event may the number be less than two (2) directors. The members of the Audit Committee shall serve until their successors are duly elected and qualified or until the earlier of their resignation or removal.
All of the Audit Committee members shall meet the independence requirements of the Nasdaq or of such other exchange on which the Company’s securities are listed or traded, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Each member of the Audit Committee shall be financially literate. In addition, at least one member of the Audit Committee should be an “audit committee financial expert,” as that term is defined by the SEC. As required by Nasdaq and the rules and regulations of the SEC, the Company shall include appropriate disclosures in its periodic reports filed pursuant to the Exchange Act regarding the independence and expertise of its Audit Committee members. Audit Committee members shall not simultaneously serve on the audit committees of more than two (2) other public companies without the approval of the full Board.

MEETINGS
If required, or if in their judgment advisable, the Audit Committee shall meet quarterly, or more frequently as circumstances dictate. The Audit Committee may request any officer, employee, advisor or auditor of the Company to attend a meeting of the Audit Committee. The Audit Committee may also, to the extent it deems necessary or appropriate, consult with any investment bankers or financial analysts who follow the Company. The Audit Committee should make regular reports to the Board in connection with its reviews and investigations.
If required, or if in their judgment advisable, the Audit Committee shall meet with management and the Outside Auditors in separate executive sessions in advance of the filing of each annual report on Form 10-K and quarterly report on Form 10-Q to discuss matters over which the Audit Committee has responsibility.
The Board may designate a chairman of the Audit Committee. If a chairman is not designated by the Board or is not present at a particular meeting, the members of the Audit Committee may designate a chairman by majority vote of the Audit Committee membership in attendance. The chairman (or acting chair) shall preside at each Audit Committee meeting. The chairman (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. Any background materials, together with the agenda, should be distributed to the Audit Committee members in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the Company’s Bylaws with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company’s records.
RESPONSIBILITIES AND DUTIES
In performing its functions, the Audit Committee may undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions should be undertaken by the Audit Committee:

Financial Statements and Disclosure Matters
Review and discuss with management and the Outside Auditors the annual and quarterly financial statements, including disclosures made in the “Management’s Discussion and Analysis” section of the Company’s annual and quarterly reports, prior to the annual and, if required, or if in the judgment of the Audit Committee advisable, quarterly financial statements being filed in the Company’s Forms 10-K and Forms 10-Q, as applicable. In connection with these reviews, the Audit Committee shall:
Review and discuss with the Outside Auditors: (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditors, (iii) the internal controls adhered to by the Company, management and the financial and accounting personnel of the Company, and the impact of each on the quality and reliability of the Company’s financial reporting and (iv) other material written communications between the Outside Auditors and management, such as any management letter or schedule of unadjusted differences.
If required, or if in their judgment advisable, review and discuss with management and the Outside Auditors (i) significant accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (ii) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effect of alternative GAAP methods on the financial statements, (iii) the development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements, (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, (v) any “pro forma” or “adjusted non-GAAP” information contained in the Company’s periodic reports, (vi) the effect of significant litigation, contingencies and claims against the Company on the Company’s financial statements and (vii) audit problems or difficulties and management’s response to such problems and difficulties.
Discuss with management earnings press releases, including the use, if any, of “pro forma” or “adjusted non-GAAP” information, as well as financial information and earnings guidance provided to the investment community. Such discussion may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
Discuss with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including (a) the Outside Auditors’ responsibility under Generally Accepted Auditing Standards (“GAAS”) (b) the Company’s significant accounting policies, (c) accounting estimates, assumptions and judgments used in preparing the Company’s financial statements, (d) significant audit adjustments discovered and (e) disagreements, if any, with management encountered in the course of the audit.

If required, or if in their judgment advisable, receive and review the certifications of the Chief Executive Officer and Chief Financial Officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, included in the Company’s Forms 10-K and Forms 10-Q filed with the SEC, and certifications of other persons performing similar and support functions, including, but not limited to, anyone involved in the financial reporting and disclosure process.
Oversight of the Company’s Internal Controls and Legal Compliance
Review the budget, plan, activities and organizational structure of the internal controls over financial reporting.
Review the appointment, performance and replacement of the persons overseeing the internal controls over financial reporting.
Communicate with management and the Outside Auditors to obtain information concerning (a) internal controls over financial reporting, (b) the Company’s significant accounting principles and financial reporting policies and any changes therein, (c) any deficiencies in the Company’s internal controls and any special steps adopted in light of material control deficiencies, and (d) the competency of the Company’s financial, accounting and personnel responsible for internal controls over financial reporting.
At least annually, review with legal counsel any (a) legal matters that could have a material impact on the Company’s financial statements or compliance with applicable laws or internal governance policies, and (b) correspondence between the Company and regulators or governmental agencies and any employee complaints raising material issues with respect to the Company’s financial reporting process, internal controls or financial statements.
Obtain reports from management, the primary person responsible for the Company’s internal controls over financial reporting and the Outside Auditors concerning the Company’s compliance with the Company’s Corporate Code of Business Conduct and Ethics. Obtain and review reports and disclosures of insider and affiliated party transactions.
Obtain from the Outside Auditors the reports required to be furnished to the Audit Committee under the Exchange Act and obtain from the Outside Auditors any information with respect to illegal acts in accordance with the Exchange Act.
Oversight of the Outside Auditors
Appoint (subject, if applicable, to stockholder ratification), terminate and compensate the Outside Auditors. The Audit Committee is responsible for approving, evaluating and overseeing the work of the Outside Auditors (including the audit plan) and resolving any disagreements between management and the Outside Auditors regarding the Company’s financial reporting process, internal controls and financial statements. The Outside Auditors shall report directly to the Audit Committee.

Establish policies and procedures for pre-approving all Audit Services and permitted non-audit services (including the terms and fees thereof) to be performed for the Company or its subsidiaries by the Outside Auditors as required under the rules and regulations of the Commission.
Pre-approve all Audit Services and permitted non-audit services (including the terms and fees thereof) to be performed for the Company or its subsidiaries by the Outside Auditors, subject to de minimis exceptions for permitted non-audit services such as those described in the Exchange Act.
Review the experience and qualifications of the senior members of the Outside Auditors’ team.
If required, or if in their judgment advisable, obtain and review a report from the Outside Auditors at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the Outside Auditors and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as it may be amended from time to time, and any successor to such standard. The Audit Committee shall evaluate the qualifications, performance and independence of the Outside Auditors, including considering whether the Outside Auditors’ quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the Outside Auditors’ independence. In making this evaluation, the Audit Committee should take into account the opinions of management. The Audit Committee should present its conclusions to the Board.
Oversee the rotation of the lead audit partner and other partners directly involved in the performance of the Audit Services of the Company as required by applicable law. The Audit Committee may require the Outside Auditors to stagger the rotation of these partners to ensure that the engagement team continues to have appropriate expertise to allow the audit engagement to be conducted in accordance with GAAS.
Recommend and oversee the Company’s policies for hiring employees or former employees of the Outside Auditors who have participated in any capacity in an audit of the Company.
If necessary, or if in their judgment advisable, discuss with the national office of the Outside Auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.
If necessary, or if in their judgment advisable, discuss with management and the Outside Auditors any accounting adjustments that were noted or proposed by the Outside Auditors, but were not passed.

If necessary, or if in their judgment advisable, discuss with the Outside Auditors the difficulties the Outside Auditors encountered in the course of the audit work, including any restrictions on the scope of the Outside Auditors’ activities or on access to requested information, and any significant disagreements with management.
Obtain from the Outside Auditors the information required to be disclosed to the Company by GAAS in connection with the conduct of an audit.
Require the Outside Auditors to review the financial information included in the Company’s Forms 10-K and Forms 10-Q prior to the Company filing such reports with the Commission.
Other Audit Committee Responsibilities and Clarification of Role
Oversee the integrity of the audit process, financial reporting process, internal accounting controls and financial statements of the Company, and the work of management and the Outside Auditors in these areas, as applicable. The Audit Committee shall facilitate communications with and between management, the Outside Auditors and the Board. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decision of such subcommittee to grant pre-approvals shall be communicated to the full Audit Committee at its next scheduled meeting.
Annually prepare, and include in the Company’s annual proxy statement, the Audit Committee report to stockholders as required by the Exchange Act.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Review managements’ report regarding the internal controls over financial reporting of the Company as required by the rules and regulations of the Commission.
Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.
If required, or in their judgment advisable, the Audit Committee shall conduct a self-evaluation of its performance annually and evaluate whether the Charter appropriately addresses the matters that are or should be within its scope. In conducting its self-evaluation, the Audit Committee may address all matters that it considers relevant to its performance, including (a) the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, (b) the manner in which they were discussed or debated, and (c) whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner. The Audit Committee shall deliver to the Board a written report setting forth the results of any self-evaluation, including any recommended amendments to this Charter. This Charter shall be included as an appendix to the Company’s proxy statement for its annual meeting of stockholders as and to the extent required by the rules and regulations of the Commission.

Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Audit Committee, such member’s right to rely on statements and certifications made by the Company’s officers, employees, agents, counsel, experts and auditors.
Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Audit Committee to indemnification and advancement of expenses under the Articles of Incorporation or Bylaws of the Company or under any contract, agreement, arrangement or understanding benefiting such member.
Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Audit Committee or any of its members.
SIGNATURE
By signing my name below, I certify that I have read and understand the Company’s Audit Committee Charter and I agree to comply with the terms thereof.

Signed:

Print Name:

Date:

EXHIBIT C
COMPENSATION COMMITTEE CHARTER

TRI-ISTHMUS GROUP, INC.
COMPENSATION COMMITTEE CHARTER
The Board of Directors (the “Board”) of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), adopted this Compensation Committee Charter (the “Charter”) on September 29, 2008.
A.	PURPOSE
The primary purpose of the Compensation Committee of the Board (the “Committee”) is to determine, or recommend to the Board for its determination, the compensation of the Company’s chief executive officer (the “CEO”) and the Company’s other executive officers to ensure that the Company’s executive officers are fairly compensated based upon their performance and contribution to the Company. In addition, the Committee will produce an annual report on executive compensation for inclusion in the Company’s proxy statement filed with the Securities and Exchange Commission, in accordance with applicable rules and regulations.
B.	COMPOSITION
The Committee will be comprised of the number of directors determined by the Board and consistent with the Company’s bylaws (the “Bylaws”), and all directors who sit on the Committee must qualify as independent directors under the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) or any other exchange or system on which the Company’s securities are traded or listed.
The members of the Committee will be appointed by majority vote of the full Board at a duly convened meeting of the Board. The Committee may recommend, and the Board will designate, one member of the Committee to serve as the Chairman of the Committee (the “Chairman”). If a Chairman is not present at any meeting, the members of the Committee may designate a chairman for such meeting by majority vote of the Committee. The members of the Committee will serve until their resignation, retirement or removal, or the due appointment and qualification of their successors. A member may resign from the Committee without resigning from the Board, but a member will cease automatically to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be independent under the Marketplace Rules of Nasdaq or any other exchange or system on which the Company’s securities are traded or listed. No reduction in the number of members constituting the full Committee will have the effect of shortening the term of any incumbent member.
C.	MEETINGS
The Committee’s procedures will be consistent with the Bylaws of the Company and this Charter. The Committee will meet at least annually, or more frequently as circumstances dictate. In addition, the Chairman may call special meetings of the Committee. A majority of the members of the Committee will constitute a quorum. The Committee will keep written minutes of its meetings and such minutes will be maintained with the books and records of the Company. The Committee will report on its meetings to the Board.

The Committee may request any officer or other employee of the Company, or any representatives of any advisors, to attend all or part of a meeting or to meet with any members or representatives of the Committee.
The Committee may appoint subcommittees from its members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. Notwithstanding the foregoing, (1) no subcommittee will consist of fewer than two members, and (2) the Committee will not delegate to a subcommittee any power or authority required by any law, regulation or Nasdaq or any other exchange listing standard to be exercised by the Committee as a whole.
D. AUTHORITY
The Committee has the power and authority to perform, as it deems appropriate or as may be required by applicable law, regulation or the Marketplace Rules of Nasdaq or the listing standards of any other exchange on which the Company’s securities are traded or listed, the following:
(1)	Determine, or recommend to the Board for its determination, the CEO’s annual compensation, including salary, bonus and incentive and equity compensation; participate with the Board in developing and evaluating the Company’s goals and objectives with respect to compensation for the CEO; and assist the Board in evaluating the CEO’s performance in light of these established goals and objectives. The CEO will not be present during voting or deliberations regarding CEO compensation.
(2)	Participate with the management in developing, evaluating and approving the Company’s goals and objectives with respect to compensation for the Company’s other principal executive officers, annually evaluate such other principal executive officers’ performance in light of these established goals and objectives and, based upon this evaluation, establish annual compensation, including salary, bonus and incentive and equity compensation.
(3)	Review and gather data to assess the Company’s competitive position with respect to its executive compensation programs, including consideration of base salaries, annual incentives and long-term incentives.
(4)	Review and gather data to assess the Company’s competitive position with respect to its outside director compensation; and recommend to the Board compensation for outside directors.

(5)	Review, adopt, amend or take any other authorized action related to, and as provided in, the Company’s incentive compensation and bonus plans and stock-related plans, including without limitation (a) approving option and restricted stock guidelines and general size of overall awards, (b) administering employee stock option plans, (c) approving awards, (d) interpreting the plans, (e) determining rules and regulations relating to the plans, (f) modifying or canceling existing awards, (g) designating employees eligible to participate in the plans, (h) appointing and reviewing the performance of one or more administrators for the plans and (i) imposing limitations, restrictions and conditions upon awards.
(6)	Issue a report on executive compensation in accordance with applicable rules and regulations for inclusion in the Company’s proxy statement filed with the Securities and Exchange Commission.
E.	PERFORMANCE EVALUATION
The Committee will conduct a self-evaluation of its performance annually and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee will inform the Board of the results of any self-evaluation, including any recommended amendments to this Charter.
F.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS
The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s authority and responsibilities, and may retain, at the Company’s expense, such outside advisors as it deems necessary or appropriate.
G.	WEBSITE PUBLICATION
This Charter will be posted on the Company’s website.